Exhibit 10.1

AMENDMENT NO. 1 TO

THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF

EVERCORE LP

This Amendment No. 1, dated as of May 9, 2007 (this “Amendment”), to the Amended and Restated Limited Partnership Agreement, dated as of August 16, 2006 (the “Partnership Agreement”) of Evercore LP, a Delaware limited partnership, is made by Evercore Partners Inc., a corporation formed under the laws of the State of Delaware, as general partner (the “General Partner”). Capitalized terms used herein but not defined herein shall have the meaning set forth in the Partnership Agreement.

W I T N E S S E T H:

WHEREAS, the General Partner desires to amend certain provisions of the Partnership Agreement in the manner and as more fully set forth herein.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

1. Amendment to Section 11.12(a) of the Partnership Agreement. Section 11.12(a) of the Partnership Agreement is hereby amended in its entirety to read as follows:

“(a) This Agreement (including the Annexes hereto) may be amended, supplemented, waived or modified by the written consent of the General Partner; provided that any amendment that would have a material adverse effect on the rights or preferences of any class of Units in relation to other classes of Units must be approved by the holders of not less than a majority of the Vested Percentage Interests of the class affected; provided further, that the General Partner may, without the written consent of any Limited Partner or any other Person, amend, supplement, waive or modify any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect: (i) any amendment, supplement, waiver or modification that the General Partner determines to be necessary or appropriate in connection with the creation, authorization or issuance of any class or series of equity interest in the Partnership; (ii) the admission, substitution, withdrawal or removal of Partners in accordance with this Agreement; (iii) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership; (iv) any amendment, supplement, waiver or modification that the General Partner determines in its sole discretion to be necessary or appropriate to address changes in U.S. federal income tax regulations, legislation or interpretation; or (v) a change in the Fiscal Year or taxable year of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Partnership including a change in the dates on which distributions are to be made by the Partnership; provided further, that Schedule I to this Agreement shall be deemed amended from time to time to reflect the admission of a new Partner, the withdrawal or resignation of a Partner, the adjustment of the Units resulting from any forfeiture and reallocation of Unvested Units, the vesting of Unvested Units, and the adjustment of the Units resulting from any Transfer or other disposition of a Unit, in each case that is made in accordance with the provisions hereof; provided further that all Limited Partners shall be deemed to have provided their consent or ratification to any amendment, if such amendment has been approved by the holders of not less than a majority of the Vested Percentage Interest of the class affected.”

2. No Other Amendments. Except as specifically set forth herein, no other provisions of the Partnership Agreement are being amended or modified and the Partnership Agreement is hereby ratified and confirmed in all respects.

3. Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Delaware.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Amendment No. 1 as of the date first above written.

GENERAL PARTNER:

EVERCORE PARTNERS INC.

By: /s/ Roger C. Altman

Name: Roger C. Altman

Title: Co-Chief Executive Officer